Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 16, 2016

ESAC HOLDINGS LLC
BY: ELECTRUM STRATEGIC MANAGEMENT LLC, ITS MANAGER

By:	/s/ Andrew M. Shapiro
Name: ANDREW M. SHAPIRO Title: MANAGING DIRECTOR

ELECTRUM STRATEGIC OPPORTUNITIES FUND L.P.
BY: ELECTRUM STRATEGIC OPPORTUNITIES FUND GP L.P., ITS GENERAL PARTNER

BY: ESOF GP LTD., ITS GENERAL PARTNER

By:	/s/ Michael H. Williams
Name: MICHAEL H. WILLIAMS Title: DIRECTOR

ELECTRUM STRATEGIC OPPORTUNITIES FUND GP L.P.
BY: ESOF GP LTD., ITS GENERAL PARTNER

By:	/s/ Michael H. Williams
Name: MICHAEL H. WILLIAMS Title: DIRECTOR

ESOF GP LTD.

By:	/s/ Michael H. Williams
Name: MICHAEL H. WILLIAMS Title: DIRECTOR

THE ELECTRUM GROUP LLC

By:	/s/ Michael H. Williams
Name: MICHAEL H. WILLIAMS Title: SENIOR MANAGING DIRECTOR

/s/ Thomas S. Kaplan
Thomas S. Kaplan